EXHIBIT 10.86

FIRST AMENDMENT TO THE

NAVISTAR, INC.

SUPPLEMENTAL RETIREMENT ACCUMULATION PLAN

WHEREAS, Navistar, Inc. (the “Company”) maintains the Navistar, Inc. Supplemental Retirement Accumulation Plan (the “Plan”); and

WHEREAS, the Company reserves the right to amend the Plan pursuant to Section 5.1 therein.

NOW THEREFORE, by virtue and in exercise of the power to amend the Plan reserved to the Company under the Plan, Subsection 2.3(b)(i) of the Plan is hereby amended, effective for discretionary employer contributions to be credited for plan years beginning on or after January 1, 2006, as follows:

[PRIOR PLAN LANGUAGE]

“(b)(i)	With respect to any Former MRO Participant, the portion of the Former MRO Participant’s actual [emphasis added] “employer retirement contribution” (as defined in the applicable Qualified Plan) attributable to his or her Bonus with respect to such Plan Year (determined by first attributing the Former MRO Participant’s Base Salary for such Plan Year) that is allocated on his or her behalf under the Qualified Plan for such Plan Year, and”

[NEW PLAN LANGUAGE]

“(b)(i)	With respect to any Former MRO Participant, an amount equal to the portion of the Former MRO Participant’s “employer retirement contribution” (as defined in the applicable Qualified Plan, but as modified herein) attributable to his or her Bonus with respect to such Plan Year (determined by first attributing the Former MRO Participant’s Base Salary for such Plan Year) that is allocated on his or her behalf under the Qualified Plan for such Plan Year, except that the determination of such employer retirement contribution shall be determined by using the same single Applicable Percentage that is used in paragraph (a) above in lieu of the applicable percentage(s) specified in the Qualified Plan, and”

E-46